REIMBURSEMENT, MUTUAL RELEASE
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                          AND INDEMNIFICATION AGREEMENT
                          -----------------------------


     This Reimbursement, Mutual Release and Indemnification Agreement (the "Agreement") is made this 30th day of July, 1998, by and between Randall J. Fein (hereinafter "Fein") and American Bingo & Gaming Corp. (hereinafter "ABG").

     WHEREAS  Fein  is  a  member  of  the  Board  of  Directors  of  ABG;

     WHEREAS ABG recently relocated its corporate headquarters from Austin, Texas to West Columbia, South Carolina;

     WHEREAS Fein's continued participation as a member of the Board of Directors of ABG will require substantial additional travel and time as a result of the relocation of ABG;

     WHEREAS having discussed this concern with management Fein and ABG have made a joint determination that, subject to certain terms of separation being agreed to between Fein and ABG it may be in the best interest of Fein and ABG for Fein to resign from his Board of Directors position and make the position available to a Board Member who may more actively participate in ABG; and

     WHEREAS ABG acknowledges with appreciation Fein's service to ABG and agrees to accept Fein's resignation;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and the terms set forth below, the parties agree as follows:

     1.   Resignation.  Fein  hereby  agrees  that,  subject to (i) the Board of
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          Directors of ABG duly authorizing  this Agreement,  (ii) an authorized officer of ABG  executing and  delivering  to Fein this  Agreement and
          (iii) ABG taking each of the actions set forth herein, Fein will tender his resignation from all positions held with ABG and its subsidiary companies (if any) during the Meeting of the Board of Directors of ABG scheduled for July 30, 1998 at the time set on the agenda, as approved by Fein.

     2.   Reimbursement.  ABG does hereby agree to reimburse  and pay to Fein as
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          soon as reasonably possible and in no event later than 5 business days following the date of this Agreement (i) certain out of pocket expenses relating to his participation on this Board of Directors in
          the  amount  of  $834.30  for  which  he  has   previously   requested
          reimbursement from ABG, and (ii) his $2,000.00 Board of Directors Fee relating to the July 30, 1998 Board of Directors Meeting.

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     3.   Stock  Option.  Fein has been duly issued  options to purchase  27,000
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          shares  of ABG's  Common  Stock,  par  value  $0.001  per  share  (the
          "Option") pursuant to ABG's 1997 Stock Option Plan (the "Plan"). ABG does hereby represent and agree that, it has or will contemporaneously with the approval and execution of this Agreement (i) cause the Plan to be modified to give the Board of Directors of ABG the discretion to allow specific options issued under the Plan to be exercisable sooner than 1 year after the date of grant, (ii) take all actions necessary to accelerate Fein's right to exercise the Options to a time prior to his planned resignation from the Board of Directors and (iii) take all actions necessary to approve and confirm that Fein's Options will not expire due to his resignation from the Board of Directors and to assure that such Options will otherwise be exercisable by Fein through April 20, 2003 in accordance with the terms of the Plan and the agreement under which his Option was provided. In the event that, subsequent to the Board of Directors approval of this Agreement and the modifications to the Plan, it is determined that the actions of the Board of Directors to modify the Plan in the manner set out above required Shareholder approval for any such changes to the Plan by a determination of ABG's Shareholders (as evidenced by the shareholders vote to reject such changes to the Plan such that the Options are deemed not to be exercisable by Fein) or otherwise (the date of such determination being the "Determination Date"), ABG shall pay to Fein, within 10 business days after the Determination Date that sum which is equal to 27,000 multiplied by the amount by which (i) the highest 30 day average of the closing Bid and Ask price of ABG's Common Stock for the period from the date of this Agreement to the Determination Date, exceeds (ii) $2.70. The Board of Directors shall use its best efforts to avoid a determination that the actions of the Board of Directors to modify the Plan in the manner set out above required Shareholder approval.

     4.   Post Resignation  Remarks.  ABG acknowledges with appreciation  Fein's
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          service to ABG and agrees that, except as may otherwise be required by law, ABG shall not and shall advise and direct its officers, directors, employees and agents within its control not to make, repeat or publish any remark, comment or other statement in an attempt to defame, disparage or detract from Fein's character, reputation, professional standing or business.

     5.   Fein  Global  Release.  ABG,  on behalf of itself and on behalf of its
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          officers,  directors,  agents,  shareholders,  principals  and  owners thereof hereby releases Fein from any and all past,  present or future
          claims,  demands,   actions,  causes  of  actions,  costs,  judgments,
          expenses, attorney's fees, damages and all liabilities whatsoever at law or in equity, whether known or unknown, that they may have, claim to have, or have ever had, against Fein, arising from any and all causes of action, whether intentional, wanton, reckless, malicious, negligent, grossly negligent, or inadvertent, in contract or in tort,
          including   any   claims   relating   to   any   employment   matters,
          misrepresentations,   disclosures  and/or  failures  to  disclose,  in
          connection with all matters, and including but not limited to those relating to Fein's involvement on the Board of Directors of ABG. In this regard, the parties to this Agreement intend for the release provided by this Agreement to cause, to the fullest extent permitted
          by  law  and  at  equity,   the  complete  and  final   discharge  and
          extinguishing of all claims and causes of action against Fein, whether known or unknown, involving the parties hereto, for all time up to and including the date of this Agreement. ABG agrees to indemnify and hold Fein harmless from and against any and all costs, judgments, expenses, attorney's fees, damages or liabilities whatsoever relating to any and all claims that may be brought against Fein in connection with ABG or his position as a member of the Board of Directors of ABG to the fullest extent authorized by Delaware law as provided in paragraph 7 of the Certificate of Incorporation of ABG, as amended October 17, 1994, against any and all claims, suits, demands brought against Fein by reason of the fact that he served as a director of ABG.

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     6.   ABG Release.  Except as expressly set out herein, Fein hereby releases
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          ABG from any and all past, present or future claims, demands, actions, causes of actions, costs, judgments, expenses, attorney's fees, damages and all liabilities whatsoever at law or in equity, whether known or unknown, that he may have, claim to have, or have ever had, against ABG arising from any and all causes of action, whether
          intentional,   wanton,   reckless,   malicious,   negligent,   grossly
          negligent,  or  inadvertent,  in  contract or in tort,  including  any
          claims  relating  to  any  employment   matters,   misrepresentations,
          disclosures and/or failures to disclose, in connection with all matters including but not limited to those matters relating to his Options, or in connection with his position as a member of the Board of Directors of ABG. The above notwithstanding this release shall not release ABG from (A) any of its obligations set out in this Agreement, or (B) any release, defense, indemnity, right of contribution or other recovery owed by ABG to Fein for any claims, demands, actions, causes of actions, costs, judgments, expenses, attorney's fees, damages or liabilities whatsoever at law or in equity to the extent this release, defense, indemnity, right of contribution or other recovery would otherwise have been provided to Fein pursuant to the terms of the current Certificate of Incorporation of ABG, the current By-Laws of ABG, any other corporate documentation or Agreements of ABG or as otherwise provided by law or in equity. In addition, to the extent any
          insurance  product  would  provided  Fein  any  protection,   release,
          defense, indemnity, right of contribution or other recovery relating to a claim, including but not limited to Director's and Officer's Insurance, this release shall not act to release Fein's claim or rights to claim to the extent it would limit his rights to the protections other wise provided under those insurance products, nor shall it be construed to in a manner which in any way reduces or eliminates coverage otherwise available to him under those insurance products.

     7.   Additional  Information.  ABG,  after due inquiry of its officers,  or
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          employees,  thereof hereby  confirms that it is unaware of any claims, demands, actions, causes of actions, costs, judgments, expenses, attorney's fees, damages and all liabilities whatsoever at law or in equity, whether known or unknown, that ABG or any of its officers, or employees, may have, claim to have, or have ever had, against Fein.

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     8.   Future Agreement.  This Agreement comprises the entire agreement, oral
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          and written, between and among the released parties with regard to the subject matter of the Agreement. This Agreement may not be amended in any respect except by writing, duly executed by the released parties and/or the authorized representatives of the released parties.

     9.   Severability. If any provision of this Agreement or any portion of any
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          provision of this  Agreement  is at any time deemed or declared  void, voidable or unenforceable, then such provision or portion of such provision is severable from the remainder of the Agreement and the remainder of this Agreement shall be fully enforced.

     10.  Ownership  of  Claim.  Each  party to this  Agreement  represents  and
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          warrants  that the party is the sole and lawful  owner of all  claims, matters, and causes of action released by the party as set out above, that the party has not assigned or transferred to any person, corporation or entity any such claims, matters or causes of action and that each party executing this Agreement represents and warrants that such party has full and complete authority to bind such party to the Agreement as represented by such party's signature.

     11.  Further  Assurances.  The  parties  shall  from time to time  promptly
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          execute and deliver such further instruments,  documents or papers and perform all acts necessary or proper to carry out and effect the terms and provisions of this Agreement.

     12.  Authority. The persons signing this Agreement on behalf of the parties
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          warrant  and  represent  that they  have all  necessary  authority  to execute this Agreement and are duly and legally empowered to do so on behalf of the parties.

     13.  Counterparts and Fax Signature Pages. It is understood and agreed that
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          this  Agreement  may be executed in duplicate  counterpart  originals, each of which shall be deemed an original for all purposes. Signatures need not be in original and a facsimile and/or copy bearing a copied or facsimile signature shall suffice as a binding signature for this Agreement.

     14.  Gender.  Words of any gender used in this Agreement  shall be held and
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          construed  to  include  any other  gender,  and words in the  singular number shall be held to include the plural, unless the context otherwise requires.

     15.  Supersedes  Prior  Agreements.  It is understood  and agreed that this
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          Agreement  contains  the entire  agreement  between  the  parties  and
          supersedes  any  and  all  prior   agreements  and   arrangements   or
          understandings between the parties relating to the subject matter hereof. No oral understanding, statements, promises or inducements contrary to the terms of this Agreement exist. This Agreement cannot be changed or terminated orally.

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
WITNESSES:


/s/  Terri  Blaine               /s/  Randall  J.  Fein
------------------               ----------------------
                                      Randall  J.  Fein


WITNESSES:                       AMERICAN  BINGO  AND  GAMING  CORP.


/s/  Daniel  J.  Fritze          /s/  Andre  M.  Hilliou
-----------------------          ----------------------------
                                 By:  Andre Hilliou, President and CEO

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